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                                                                      Exhibit 24

                                POWER OF ATTORNEY
                   Directors and Certain Officers of TRW Inc.

         THE UNDERSIGNED Directors and Officers of TRW Inc. (the "Corporation") hereby appoint W. B. Lawrence, D. F. Menz, K. C. Syrvalin, K. A. Weigand and J.
L. Manning, Jr., and each of them, as attorneys for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned in the capacity specified, to prepare or cause to be prepared, to execute and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (1) a Registration Statement with respect to stock options, stock appreciation rights and other stock-based grants granted or to be granted pursuant to the 2000 TRW Long-Term Incentive Plan and shares of TRW Common Stock offered in connection therewith; (2) any and all amendments (including post-effective amendments) and exhibits to such Registration Statement; and (3) any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the securities to which any such Registration Statement relates, with full power and authority to take or cause to be taken such other actions which, in the judgment of such person, may be necessary and appropriate to effect the filing of such documents.

         EXECUTED the dates set forth below.


/s/ J. T. Gorman                            /s/ D. M. Cote                           /s/ Carl G. Miller
-----------------------------               ------------------------------           ------------------
J. T. Gorman,                               D. M. Cote,                              C. G. Miller,
Chairman of the Board,                      President,                               Executive Vice President
Chief Executive Officer                     Chief Operating Officer                  and Chief Financial Officer
and Director                                and Director                             April 26, 2000
April 26, 2000                              April 26, 2000



/s/ Thomas A. Connell                       /s/ Michael H. Armacost                 /s/ M. Feldstein
-----------------------------               ------------------------------           ----------------
T. A. Connell, Vice President               M. H. Armacost, Director                 M. Feldstein, Director
and Controller                              April 26, 2000                           April 26, 2000
April 26, 2000



/s/ Robert M. Gates                         /s/ George H. Heilmeier                  /s/ C. R. Hollick
-----------------------------               ------------------------------           -----------------
R. M. Gates, Director                       G. H. Heilmeier, Director                C. R. Hollick, Director
April 26, 2000                              April 26, 2000                           April 26, 2000



/s/ Karen N. Horn                           /s/ D. B. Lewis                          /s/ Lynn M. Martin
-----------------------------               ------------------------------           ------------------
K. N. Horn, Director                        D. B. Lewis, Director                    L. M. Martin, Director
April 26, 2000                              April 26, 2000                           April 26, 2000



/s/ J. D. Ong                               /s/ Richard W. Pogue
-----------------------------               --------------------
J. D. Ong, Director                         R. W. Pogue, Director
April 26, 2000                              April 26, 2000